UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 17, 2014

CHECKPOINT SYSTEMS, INC.
(Exact name of Registrant as specified in its Articles of Incorporation)

Pennsylvania	22-1895850
(State of Incorporation)	(IRS Employer Identification No.)

101 Wolf Drive, Thorofare, NJ	08086
(Address of principal executive offices)	(Zip Code)

856-848-1800
(Registrant’s telephone number, including area code)
N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
240.13e-4(c))

Item 4.02(a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 17, 2014, the Audit Committee of the Board of Directors (the “Audit Committee”) of Checkpoint Systems, Inc. (the “Company”) concluded that the financial statements contained in the Company’s Annual Reports on Form 10-K for the fiscal years ended on December 25, 2011, December 30, 2012, and Quarterly Reports on Form 10-Q for the three months ended March 31, June 30, and September 29, 2013 should no longer be relied upon due to the combined effect of financial statement errors that the Audit Committee believes are material and are primarily attributable to the timing of the recognition of income related to a transaction previously reported in the Company's current report on Form 8-K filed on June 17, 2011. The Company believes that the restatement will have no effect on cash received from the transaction.

The Company intends to file as soon as practicable restated financial statements for fiscal 2011 and 2012 in the Company’s Annual Report on Form 10-K for the year ended December 29, 2013 (the “2013 Form 10-K”). In addition, the Company intends to include in the 2013 Form 10-K restated quarterly financial data for the first three quarters of fiscal 2013 and all quarters within fiscal 2012 and Selected Financial Data for fiscal 2011 and 2012. Based on the information regarding prior years that the Company intends to include in its 2013 Form 10-K, the Company does not intend to file amendments to its 2011 or 2012 Form 10-K or to any of its previously filed Form 10-Qs.

The Audit Committee of the Company has discussed the matters disclosed in this Form 8-K pursuant to this Item 4.02(a) with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.

Management is assessing the effect of the restatement on the Company’s internal control over financial reporting and disclosure controls and procedures and will report its conclusion regarding the Company’s internal control over financial reporting and the effectiveness of its disclosure controls and procedures in the 2013 Form 10-K.

Caution Regarding Forward-Looking Statements

This press release includes information that constitutes forward-looking statements. Forward-looking statements often address our expected future business and financial performance, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. Factors that could cause or contribute to such differences include: the review of the Company’s accounting and accounting policies, including matters relating to the transaction previously reported in the Company’s current report on Form 8-K filed on June 17, 2011; the completion of the audit of consolidated financial statements, new determinations and calculations; additional time that may be required to complete the review and audit of the Company’s financial statements and its internal control over financial reporting. Actual events or results may differ materially from the Company’s expectations. There can be no assurance that the review or subsequent processes or filings will be timely completed, that any modifications or changes can be timely or effectively implemented, that errors or internal control deficiencies or weaknesses will not be identified during the preparation and audit of the consolidated financial statements nor that adjustments for other periods will not be required. In addition, our financial results and stock price may suffer as a result of this review and any subsequent determinations from this process or any actions taken by governmental or other regulatory bodies as a result of this process. Additional risks and uncertainties include the risk that a failure to provide our annual audited financial statements to our creditors on a timely basis could trigger a default under the terms of our debt covenants with our creditors; the impact upon operations of legal and compliance matters or internal controls review, improvement and remediation, including the detection of wrongdoing, improper activities, or circumvention of internal controls; our ability to successfully implement our strategic plan; the impact of our working capital improvement initiatives; our ability to manage growth effectively including our ability to integrate acquisitions and to achieve our financial and operational goals for our acquisitions; our ability to manage risks associated with business divestitures; changes in economic or international business conditions; foreign currency exchange rate and interest rate fluctuations; lower than anticipated demand by retailers and other customers for our products; slower commitments of retail customers to chain-wide installations and/or source tagging adoption or expansion; possible increases in per unit product manufacturing costs due to less than full utilization of manufacturing capacity as a result of slowing economic conditions or other factors; our ability to provide and market innovative and cost-effective products; the development of new competitive technologies; our ability to maintain our intellectual property; competitive pricing pressures causing profit erosion; the availability and pricing of component parts and raw materials; possible increases in the payment time for receivables as a result of economic conditions or other market factors; our ability to comply with covenants and other requirements of our debt agreements; changes in regulations or standards applicable to our products; our ability to successfully implement global cost reductions in operating expenses including, field service, sales, and general and administrative expense, and our manufacturing and supply chain operations without significantly impacting revenue and profits; our ability to maintain effective internal control over financial reporting; risks generally associated with information systems upgrades and our company-wide implementation of an enterprise resource planning (ERP) system and additional matters disclosed in our Securities and Exchange Commission filings. We do not undertake to update our forward-looking statements, except as required by applicable securities laws.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Checkpoint Systems, Inc.

Date: March 20, 2014	By:	/s/ Jeffrey O. Richard
Name: Jeffrey O. Richard
Title: Executive Vice President and Chief Financial Officer